Exhibit 99.1

Waitr Holdings Reports Fiscal 2019 First Quarter Results

Revenue Increases 287% and Active Diners Increase 309%

LAKE CHARLES, LA, May 8, 2019 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr”), a leader in on-demand food ordering and delivery, today reported financial results for its fiscal 2019 first quarter ended March 31, 2019.

“We are very pleased with our results this quarter, including revenue growth of 287%, which was a combination of Waitr driven organic growth and the successful acquisition of Bite Squad on January 17,” said Chris Meaux, founder and Chief Executive Officer of Waitr. “Importantly, we continued to accelerate growth in the markets that we currently serve by increasing restaurant selection and growing our active diner base. During the first quarter, we added more than 3,600 restaurants, more than 240,000 active diners and we continued to expand by adding service to 49 new cities. Our continued rapid growth gives me confidence that we have the right team, the right business model and the right technology in place to optimize our pursuit of the large and growing off premise market in the United States. 2019 is proving to be a transformational year as we invest in continued growth, integrate Bite Squad and make strategic infrastructure investments that will strengthen our foundation and allow us to grow aggressively and efficiently into 2020 and beyond.”

First Quarter 2019 Financial Highlights

•

Revenue for the first quarter of 2019 increased 287% to $48.0 million compared to $12.4 million in the first quarter of 2018. Revenue related to the Bite Squad Merger totaled $22.9 million from the acquisition date through March 31, 2019. On a pro forma basis, revenue for the first quarter of 2019 increased 78% to $52.3 million compared to $29.4 million in the first quarter of 2018.

•

Net loss for the first quarter of 2019 was $24.7 million, or $0.38 per diluted share, compared to a loss of $3.4 million, or $0.34 per diluted share, in the first quarter of 2018. Net loss included $6.9 million of one-time business combination specific expenses related to the Bite Squad transaction and $2.1 million of non-cash stock compensation expenses.

•	Adjusted EBITDA[1] for the first quarter of 2019 was a loss of $9.9 million compared to a loss of $2.1 million in the first quarter of 2018.

First Quarter 2019 Key Business Metrics

•

Gross Food Sales[2] for the first quarter of 2019 increased 215% to $170.4 million compared to $54.1 million in the first quarter of 2018. Gross Food Sales related to the Bite Squad Merger totaled $70.4 million from the acquisition date through March 31, 2019.

•

Active Diners for the first quarter of 2019 increased 309% to 2.2 million compared to 541.9 thousand for the first quarter of 2018. Active Diners related to the Bite Squad Merger totaled 1.1 million as of March 31, 2019.

Recent Developments

•	On February 25, 2019, Waitr announced the completion and settlement of its exchange offer and consent solicitation relating to its publicly traded warrants.

[1]

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net loss to Adjusted EBITDA is included in the accompanying financial data. See also “Non-GAAP Financial Measure,” included herein.

[2]	Gross Food Sales represents food and beverage receipts, plus taxes, prepaid gratuities and diner fees.

Full Year 2019 Outlook

The combination of our strong start to the year, progress in new markets and most importantly positive momentum in existing markets makes us increasingly confident that we will now exceed our initial pro forma revenue guidance of $250 million.

The results of operations for Bite Squad are included in the Company’s consolidated financial statements beginning on the acquisition date, January 17, 2019.

First Quarter 2019 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2019 financial results today at 5:00 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. A supplemental slide presentation will also be available on the Company’s investor relations website at http://investors.waitrapp.com prior to the start of the webcast. The call can also be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13690106. That replay will be available until Wednesday, May 15, 2019.

About Waitr Holdings Inc.

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Its platforms connect local restaurants to hungry diners in underserved U.S. markets, providing a convenient way for diners to discover, order and receive great food from a wide variety of local restaurants and national chains. As of March 31, 2019, Waitr and Bite Squad operated in small and medium sized markets in the United States, across approximately 700 cities.

Non-GAAP Financial Measure

Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We define Adjusted EBITDA as net loss adjusted to exclude interest expense, income taxes, depreciation and amortization, acquisition and restructuring costs, stock-based compensation expense, impairments of intangible assets and gains and losses associated with derivatives and debt extinguishments and when applicable, other expenses that do not reflect our core operations. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measure/Adjusted EBITDA” below for a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2019 and 2018.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K, filed with the SEC on March 15, 2019, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contacts:

Investors

WaitrIR@icrinc.com

or

Media

WaitrPR@icrinc.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
REVENUE	$48,032	$12,409
COSTS AND EXPENSES:
Operations and support (1)	36,183	9,116
Sales and marketing (1)	10,323	2,364
Research and development	1,940	588
General and administrative (1)	18,918	3,513
Depreciation and amortization	4,116	226
Impairment of intangible assets	18	—
Loss on disposal of assets	5	8
TOTAL COSTS AND EXPENSES	71,503	15,815
LOSS FROM OPERATIONS	(23,471)	(3,406)
OTHER EXPENSES (INCOME) AND LOSSES (GAINS), NET
Interest expense	1,605	172
Interest income	(339)	(1)
Gain on derivatives	—	(162)
Other expenses (income)	(50)	1
NET LOSS BEFORE INCOME TAX EXPENSE	(24,687)	(3,416)
Income tax expense	62	11
NET LOSS	$(24,749)	$(3,427)
LOSS PER SHARE:
Basic and diluted	$(0.38)	$(0.34)
Weighted average common shares outstanding – basic and diluted	64,525,683	10,050,180

(1) Certain prior period amounts have been reclassified to conform to the current period’s presentation. The Company has revised the classification of certain employee-related wages and payroll taxes associated with such wages to better align the statement of operations line items with departmental responsibilities and management of operations.

KEY BUSINESS METRICS

	Three Months Ended March 31,
	2019	2018
Active Diners (as of period end)	2,215,326	541,858
Average Daily Orders	57,253	16,991
Gross Food Sales (dollars in thousands)	$170,403	$54,126
Average Order Size (in dollars)	$35.86	$35.39

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2019	2018 (1)
ASSETS
CURRENT ASSETS:
Cash	$43,615	$209,340
Accounts receivable, net	8,299	3,687
Capitalized contract costs, current	2,163	1,869
Prepaid expenses and other current assets	4,947	4,548
TOTAL CURRENT ASSETS	59,024	219,444
Property and equipment, net	4,673	4,551
Capitalized contract costs, noncurrent	957	827
Goodwill	225,797	1,408
Intangible assets, net	101,077	261
Other noncurrent assets	552	61
TOTAL ASSETS	$392,080	$226,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$2,731	$1,827
Restaurant food liability	8,566	208
Accrued payroll	6,349	3,055
Short-term loan	—	658
Deferred revenue, current	3,642	3,314
Income tax payable	87	25
Other current liabilities	12,933	4,508
TOTAL CURRENT LIABILITIES	34,308	13,595
Long-term debt	119,570	80,985
Accrued workers’ compensation liability	733	908
Deferred revenue, noncurrent	1,375	1,356
Other noncurrent liabilities	228	217
TOTAL LIABILITIES	156,214	97,061
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	7	5
Additional paid in capital	331,539	200,417
Accumulated deficit	(95,680)	(70,931)
TOTAL STOCKHOLDERS’ EQUITY	235,866	129,491
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$392,080	$226,552

(1)	Certain prior period amounts have been reclassified to conform to the current period’s presentation.

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
NET LOSS	$(24,749)	$(3,427)
Interest expense	1,605	172
Income taxes	62	11
Depreciation and amortization	4,116	226
Stock-based compensation	2,063	1,106
Gain on derivatives	—	(162)
Impairment of intangible assets	18	—
Business combination related expenditures	6,949	—
ADJUSTED EBITDA	$(9,936)	$(2,074)